EXHIBIT 99.1

Universal Electronics Inc. Announces Cooperation Agreement with Immersion Corporation

Appoints Eric Singer to the Board and Reaffirms Commitment to Strong Corporate Governance and Enhancing Stockholder Value

SCOTTSDALE, Ariz.--(BUSINESS WIRE)--Dec. 22, 2023-- Universal Electronics Inc. (the “Company” or “UEI”) (NASDAQ: UEIC), the global leader in wireless universal control solutions for home entertainment and smart home devices, today announced that it has entered into a cooperation agreement (the “Agreement”) with Immersion Corporation (“Immersion”) and certain of its affiliates.

Under the terms of the Agreement, the Company’s board of directors (the “Board”) has appointed Eric Singer, President, Chief Executive Officer and Chairman of Immersion, as a new independent director, to serve as a Class II director, filling an existing vacancy on the Board. In addition, the Board appointed Mr. Singer to the Board’s Compensation Committee and will nominate Mr. Singer for election to the Board at the Company’s 2024 annual meeting of stockholders.

Additionally, under the terms of the Agreement, Immersion has the right to identify one additional member for appointment to the Board effective immediately following the Company’s 2025 annual meeting of stockholders, subject to certain conditions, including, among other things, Immersion’s continued ownership of a specified minimum number of shares of the Company’s common stock and the additional director satisfying the Company’s and Nasdaq’s independence standards. During the term of the Agreement, Immersion has agreed to customary standstill provisions and voting commitments.

The Agreement is the latest step that the Company has taken to demonstrate its commitment to maintaining strong corporate governance and enhancing value for all stockholders. Earlier this year, the Board elected William Mulligan as Lead Independent Director of the Board.

“We are pleased to have reached this amicable agreement with Immersion,” said Paul D. Arling, the Company’s Chairman of the Board and Chief Executive Officer. “Eric has significant public company experience as a director and is a welcomed addition to our Board as we work towards a common goal of increasing the Company’s profitability, accelerating its long-term growth and maximizing stockholder value. The Company looks forward to leveraging Eric’s expertise as we continue to position the Company for value creation.”

“Immersion appreciates the engagement we have had with the Board and management team of UEI over the last several months,” said Mr. Singer. “I am excited to join the Board at such a pivotal time. I look forward to working with the Board to help UEI meet its full potential and maximize value for all stockholders.”
About Universal Electronics
Universal Electronics Inc. (NASDAQ: UEIC) is the global leader in wireless universal control solutions for home entertainment and smart home devices and designs, develops, manufactures, ships and supports hardware and software control and sensor technology solutions. UEI partners with many Fortune 500 customers, including Comcast Corporation, Vivint Smart Home, Inc., Samsung Electronics Co., Ltd., LG Corporation, Sony Group Corporation and Daikin Industries, Ltd. to serve video, telecommunications, security service providers, television, smart home and HVAC system manufacturers. For over 37 years, UEI has been pioneering breakthrough innovations such as voice control and QuickSet cloud, the world's leading platform for automated set-up and control of devices in the home. For more information, visit www.uei.com.
Forward-looking Statements

This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including net sales, profit margin and earnings trends, estimates and assumptions; our expectations about new product introductions; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our annual report on Form 10-K for the year ended December 31, 2022 and the periodic reports filed and furnished since then. Risks that could affect forward-looking statements in this press release include: increasing the Company’s profitability, accelerating the Company’s long-term growth, and maximizing shareholder value, all as anticipated by management. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Further, any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of December 22, 2023, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Contacts

EXHIBIT 99.1
Paul Arling, Chairman & CEO, UEI, 480-530-3000
Investors: Kirsten Chapman, LHA Investor Relations, uei@lhai.com, 415-433-3777